UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  September 19, 2011
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (516) 997-4600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)            Effective September 19, 2011, Michael Beecher was appointed as the Company’s Chief Financial Officer, to serve at the pleasure of the Board.   Jonathan P. Newton, the Company’s prior Chief Financial Officer, will now assume the position of Vice President of Finance and Controller.   From December 2003 to September 2011, Mr. Beecher was Chief Financial Officer of Direct Insite Corp., a publicly held company.  Prior to his position at Direct Insite, Mr. Beecher was Chief Financial Officer and Treasurer of FiberCore, Inc., also a publicly held company, in the fiber-optics industry.  From 1989 to 1995 he was Vice-President Administration and Finance at the University of Bridgeport.  During his many years as a financial executive, Mr. Beecher has accumulated extensive experience in private and public offerings, mergers and acquisitions as well as in the integration of international and domestic operations. He began his career in public accounting with Haskins & Sells, an international public accounting firm.  Mr. Beecher is a graduate of the University of Connecticut, a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.   Mr. Beecher will be compensated at the annual rate of $185,000 in addition to receiving 475,000 shares of the Company’s restricted common stock vesting over three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2011	VASOMEDICAL, INC. By: /s/ Jun Ma Jun Ma President and Chief Executive Officer